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Exhibit 99.1

      Warwick Valley Telephone Company (Nasdaq: WWVY) announced on September 23, 2004 that its Chief Financial Officer, Mr. Philip A. Grybas had told Warwick's Board of Directors in a letter dated September 20, 2004 that he was resigning his position effective October 4, 2004 to take a position with SureWest Communications, Roseville, California, a local telephone company. Until Mr. Grybas' successor has been appointed, Mr. Grybas will be available to Warwick on a consulting basis. Warwick's President, Mr. Herbert Gareiss, Jr., expressed his appreciation for Mr. Grybas' service and his regret that Mr. Grybas would be leaving Warwick.